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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 4, 2004 (except for Note R, as to which the date is June 21, 2004), with respect to the consolidated financial statements of CardioTech International, Inc., for the year ended March 31, 2004, included in this Registration Statement (Amendment No. 1 to Form SB-2A) and related Prospectus of CardioTech International, Inc. dated March 1, 2005.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 1, 2005

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm